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Exhibit 10.1

COMMERCIAL LOAN AND SECURITY AGREEMENT

         THIS IS A COMMERCIAL LOAN AND SECURITY AGREEMENT made this 1st day of October 2003, by and among:

         STANFORD FINANCIAL GROUP COMPANY, a Florida corporation having its principal corporate office at 5050 Westheimer, Houston, TX 77056 (hereinafter referred to as the "Lender"), and SUPERIOR GALLERIES, INC., a Delaware corporation with a place of business at 9478 W. Olympic Blvd., Beverly Hills, California 90212 (hereinafter referred to as the "Borrower").

         THE PARTIES HERETO DO HEREBY AGREE AS FOLLOWS (reference being hereby made to SECTION 10 below for the definition of certain capitalized terms used herein):

SECTION 1. THE LOAN, ADVANCES, INTEREST, SECURITY INTEREST, FINANCING STATEMENTS, COLLATERAL, SUBORDINATIONS.

         1.1      LOAN AUTHORIZATION

         Subject to all the terms and conditions of this Agreement, including the preconditions to loan advances as herein provided and so long as there exists no Event of Default nor any event which with the passage of time, the giving of notice or both would constitute an Event of Default, Lender will make available to the Borrower a revolving Commercial Loan in the principal amount of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000) (referred to herein as the "Loan") which Borrower shall use for borrowing against its inventory and providing loans to Borrower's customers secured by collateral property consigned to Borrower for auction or otherwise in Borrower's possession, custody and control. Advances under the Loan shall be made in minimum amounts of $100,000 for each advance. The Loan shall be evidenced by a Commercial Note in the form of SCHEDULE "A" attached hereto and made a part hereof (referred to herein as the "Note"). The aforesaid Note and advances thereunder may be continued or extended by mutual agreement of the parties; provided, however, the parties acknowledge that Lender is under no obligation to extend the Loan and whether or not to continue or extend the Loan is in the Lender's sole and absolute discretion. Notwithstanding the above provisions, the security interest granted to Lender in the Collateral as herein defined shall not in any way be limited to such amount or be dependent upon the use to which such funds are put but shall at all times fully secure the Obligations (as hereinafter defined).

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         1.2      OBLIGATIONS

         It is specifically agreed by Borrower and Lender that in the event that further financial accommodations of any type, including, but not limited to, letters of credit, coverage of overdrafts and the like are now or hereafter extended by Lender to Borrower that the parties intend that this Instrument shall govern any and all such financial accommodations. An extension of the foregoing, all advances now or hereafter made by Lender to Borrower pursuant to this Agreement and/or any of the Documents or any renewal or extensions thereof or otherwise, whether or not evidenced by notes, and all liability whether now existing or hereafter arising, absolute or contingent, direct or indirect with respect to or under letters of credit, banker's acceptances or guarantees now or hereafter established by Lender pursuant to this Agreement, together with all other obligations and indebtedness of every kind and nature, whether now existing or hereafter arising, absolute or contingent, direct or indirect, under or pursuant to this Agreement or any of the Documents or otherwise, of Borrower and/or the Guarantors to Lender, to the extent the same are outstanding from time to time, are sometimes collectively referred to herein as the "Obligations".


         1.3      INTEREST

         All amounts outstanding from time to time under the Note shall bear interest at a per annum rate equal to a daily average of the Prime Rate as reported in the Wall Street Journal. Upon the occurrence of an Event of Default, interest shall accrue for the period of time for which any payment was due, during any applicable grace or cure period, and at all times while such default shall continue at a rate of five percent (5%) per annum greater than the rate then in effect. In the event that the total amount of any payment required under any of the Notes is not received by Lender within five (5) days after its due date, Borrower shall pay to Lender a late charge equal to five percent (5%) of any such late payment.


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         1.4      REPAYMENT

                  (a) The Note shall provide that the payment of interest only for the actual number of days elapsed in each payment period on the daily outstanding principal balance shall be due and payable in monthly payments in arrears on the 10th day of each month commencing November 10, 2003 and continuing on the tenth (10th) day of each month thereafter until the entire outstanding principal balance and accrued interest has been paid in full.

                  (b) For all advances for which Collateral is provided hereunder, Borrower shall repay said advances in full upon disposition of the Collateral, "disposition" being defined as follows: (i) for auctions, the settlement date for the auction or whenever the Collateral is shipped, whichever is later; (ii) for dealer inventory financing, when Borrower receives good funds from the dealer; (iii) for loans to Borrower itself, when Borrower receives good funds from the buyer(s) of the Collateral. Borrower agrees that it shall repay all advances in full upon dispositions of the Collateral that was pledged to secure such advances in strict accordance with this
                           Section 1.4(b) within ten (10) business days after such dispositions of Collateral and that any failure to pay any such advances in full shall be an Event of Default hereunder.

                  (c) Notwithstanding anything herein, the entire outstanding principal balance and accrued and unpaid interest thereon shall be due and payable on October 1, 2004 unless said maturity date shall be extended in writing by Lender in accordance with this Agreement.

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         Payment of principal or interest shall be deemed received by Lender only upon receipt of good funds as determined by Lender.

         1.5      LIMITATION ON USE OF FUNDS

         Borrower may use advances of proceeds of the Loan only for (a) loans against Borrower's inventory; and (b) making secured loans to third parties. Borrower agrees that to the extent any funds are made available to it under this Agreement, they shall be used in strict accordance with the policies set forth in SCHEDULE "B" hereof, and that a material violation by Borrower of any such policy, which violation is not cured within ten (10) days after written notice of same is given by Lender to Borrower, shall be an Event of Default hereunder. Borrower agrees, at its sole expense, to engage an independent accounting firm to conduct a quarterly independent compliance audit with respect to its obligations hereunder, and to timely provide the results of said audit to Lender.

         1.6      SECURITY

         (a) UCC SECURITY INTEREST. As security for the performance of Borrower's Obligations pursuant to this Agreement, and the other Documents, Borrower hereby mortgages, pledges and assigns to Lender, and gives and grants to Lender a security interest in all of its right, title and interest in and to the items and types of property described or referred to below, whether now owned or hereafter acquired, and the proceeds and products thereof (all of which property is herein collectively called the "Collateral"), which security interest has and shall remain first and prior to all other security interests therein and which Collateral shall remain free and clear of all mortgages, pledges, security interests, liens and other encumbrances and restrictions on the transfer thereof, except as specifically set forth in Subsection (b) hereof and in SCHEDULE "D" attached hereto:



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         (i) THIRD-PARTY-OWNED INVENTORY

                  All inventories of every kind owned by third parties, presently existing or hereafter acquired, wherever located, including all goods intended for auction sale or owned by third parties, against which Borrower has loaned funds and which serve as collateral therefor, and all contract rights with respect to any of the same and all documents representing any of the same, all whether now or hereafter in Borrower's possession or in which Borrower may now have or may hereafter acquire any interest, all whether now existing or hereafter arising (the "Third-Party-Owned Inventory"). The security interest in the Third-Party-Owned Inventory shall continue in all Collateral described in this paragraph (except goods sold as provided in Section 9-307(1) of the Uniform Commercial Code), notwithstanding the sale, exchange or other disposition hereof by Borrower (sale, exchange or other disposition of any of said Collateral is NOT authorized by Lender, other than sale in the ordinary course of business).

         (ii) BORROWER-OWNED INVENTORY

                  All items of Borrower's wholesale and retail inventory, presently existing or hereafter acquired, wherever located, and all contract rights with respect to any of the same and all documents representing any of the same, all whether now owned or hereafter acquired by Borrower or in which Borrower may now have or may hereafter acquire any ownership interest, all whether now existing or hereafter arising (the "Borrower-Owned Inventory"). The security interest in the Borrower-Owned Inventory shall continue in all Collateral described in this paragraph (except goods sold as provided in Section 9-307(1) of the Uniform Commercial Code), notwithstanding the sale, exchange or other disposition hereof by Borrower (sale, exchange or other disposition of any of said Collateral is NOT authorized by Lender, other than sale in the ordinary course of business).

         (iii) NOTES AND LIENS

                  All promissory notes and related loan and security documents relating to or evidencing any loans made by Borrower, whether presently existing or hereafter acquired by Borrower, or in which Borrower may now have or may hereafter acquire any interest, including without limitation, any ownership interest or security or collateral interest, all whether now existing or hereafter arising.



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         (iv) DOCUMENTS

                  All documents and instruments relating to any and all loans made by Borrower, whether presently existing or hereafter acquired by Borrower in which Borrower may now have or may hereafter acquire any interest, including without limitation, any ownership interest or security or collateral interest, all whether now existing or hereafter arising.

         (v) RECORDS

                  All books, records and other documents of every nature relating to the above described types of property, including, without limitation, all tapes, cards, discs, cassettes, papers, documents and computer software in the possession or control of Borrower, any Affiliate of them, all whether now owned or hereafter acquired by Borrower or in which Borrower now has or may hereafter acquire any interest, including without limitation, any ownership interest or security or collateral interest, all whether now existing or hereafter arising.

         (vi) INSURANCE POLICIES

                  All rights in, to and under policies of insurance on said Inventory, including claims or rights to payment and proceeds heretofore or hereafter arising therefrom, with respect to the herein described types of property, all whether now owned or hereafter acquired by Borrower or in which Borrower may now have or may hereafter acquire any interest, including without limitation, any ownership interest or security or collateral interest, all whether now existing or hereafter arising.

         (vii) PROCEEDS AND PRODUCTS

                  All proceeds and all products of all Collateral described above.

         (b)   PRIORITY OF WES ENGLISH SECURITY INTEREST

         Lender acknowledges and agrees that the Estate of Wes English ("English") continues to have a first priority security interest over the Borrower-Owned Inventory and all other assets described in Subsections
(a)(iii)-(vii) hereof relating to said Borrower-Owned Inventory, until and to the extent that any sums are due from Borrower to English under a Secured Revolving Line of Credit Agreement dated as of August 8, 2002, as amended by a Renewal and Modification Agreement dated September 30, 2003. Borrower reaffirms that the provisions of Subsection (a) hereof, including the grant of a first priority security interest to Lender, shall apply immediately to Borrower's Third-Party-Owned Inventory and all other assets described in Subsections
(a)(iii)-(vii) relating to said Third-Party-Owned Inventory. Borrrower represents and warrants that (i) when and if the English first priority security interest is terminated, Borrower shall execute whatever document Lender deems necessary to confirm that Lender is succeeding to the first priority position on all assets described in Subsection (a) hereof; (b) Borrower shall place all funds received from Lender under this Agreement in an account separate from the account(s) in which proceeds of the sale of Borrower-Owned Inventory is deposited; (c) during the pendency of this Agreement Borrower shall not, without Lender's express written consent, increase the principal amount of its indebtedness to English or enter into any agreement with English giving English any additional rights of any kind with respect to Borrower's assets or property.

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         1.7      FINANCING STATEMENTS

         Borrower is concurrently herewith executing and delivering to Lender financing statements pursuant to the provisions of the Uniform Commercial Code with respect to the collateral in which Lender has been granted a security interest by Borrower pursuant to the provisions of this Agreement and the other Documents. Borrower hereby agrees to execute any and all further documents deemed necessary by Lender, in its sole discretion, to perfect its security interest in the Collateral and authorizes the Lender to file any and all further documents deemed necessary by Lender, in its sole discretion, to perfect its interest in the Collateral, including without limitation, any UCC financing statements.

         1.8      SUBORDINATION OF DIGENOVA DEBT

         Borrower shall cause it Chairman Silvano DiGenova to execute and deliver to Lender at Lender's request a Subordination Agreement (the "Subordination") of his subordinating to the Loan, and the right of the Lender to receive payments under the Loan, any and all indebtedness owed by the Borrower to him.

         B. Said Subordination Agreement may provide that so long as there shall be no Event of Default, Borrower shall be authorized to pay the regular installment of interest and principal payable on such subordinated debt in the ordinary course of business.

         1.9      INSURANCE ON THE COLLATERAL

         Borrower is contemporaneously with the execution hereof delivering to Lender a Certificate or Certificates of Insurance (and shall deliver the originals of the policies referred to herein upon request of Lender), respecting hazard (including, but not limited to, fire and extended coverage including " all risk"), liability, loss of rental and flood (if any of the Borrower's tangible assets are located on premises in a special flood hazard area), with coverage for the fair market value at the time of a loss of the Collateral and in an amount of at least Two Million ($2,000,000.00) Dollars with no co-insurance. Borrower shall further be required to provide evidence to Lender of adequate property insurance for all Collateral, which shall list the Lender as loss payee as its interests may appear.


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SECTION 2.        REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants to Lender that:

         2.1      INCORPORATION AND QUALIFICATION

         Borrower is a corporation duly organized and validly existing and in good standing under the laws of Delaware, has the corporate power to own its assets and conduct its business as it is now being conducted and is qualified to do business in each jurisdiction wherein the nature of the business conducted by it or the property owned or held under lease by it make such qualification necessary.

         2.2      CAPITALIZATION, BUSINESS AND SUBSIDIARIES

         Except as disclosed on SCHEDULE "F" attached hereto and made a part hereof, Borrower does not own stock of any other corporation, active or inactive. The information set forth on SCHEDULE "G" attached hereto with respect to Borrower and as to Borrower's authorized, issued and outstanding capital stock, all of which stock has been duly authorized and validly issued and is fully paid and non-assessable, the holders of such stock, the officers, the directors, the principal and other places of business, the place where its Inventory, Equipment and Records of its Accounts are kept, and Borrower's present business activities and status, is complete and accurate. Borrower neither has a place of business nor maintains or stores any of the Collateral at any location other than those set forth in SCHEDULE "G" attached hereto.

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         2.3      CORPORATE AUTHORIZATION

         Borrower has the corporate power to execute, deliver, and carry out the terms and provisions of this Agreement and the other Documents to which it is a party and has taken all necessary corporate and legal action with respect thereto (including, without limitation, obtaining any consent of stockholders required by law or its Articles of Incorporation or By-Laws), and this Agreement and such other Documents to which it is a party have been duly authorized, executed and delivered by it and constitute its valid, legal and binding agreement and obligation in accordance with the terms thereof and Lender is entitled to the benefits thereof in accordance with such terms.

         2.4      FINANCIAL STATEMENTS

         There have been furnished to Lender financial statements of Borrower described or referred to in SCHEDULE "H" attached hereto and made a part hereof. Each such financial statement, including the comments and notes contained therein, fairly presents the financial position of the entity or business to which such statement applies at the date thereof and the results of its operations for the period purported to be covered thereby. Each such financial statement has been prepared in conformity with Generally Accepted Accounting Principles applied on a consistent basis throughout all periods involved, subject, in the case of unaudited statements, to normal year-end audit adjustments.

         2.5      INDEBTEDNESS

         Borrower has no material outstanding indebtedness except for liabilities reflected in said financial statements and liabilities incurred since the date thereof to trade creditors in the ordinary course of business and/or except as described or set forth in SCHEDULE "I" attached and made a part hereof and has performed and complied with all of the terms of such Indebtedness and all instruments and agreements relating thereto and no default exists as of the date hereof nor does there exist any state of facts which would after notice or lapse of time, or both, constitute a default under or with respect to any such Indebtedness, instruments or agreements.


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         2.6      TITLE TO PROPERTIES AND ASSETS; LIENS, ETC.

         Borrower has good and marketable title to its properties and assets, including, but not limited to the Collateral, free and clear of any mortgage, pledge, lien, lease, encumbrance or charge other than those set forth on SCHEDULE "J" attached hereto and made a part hereof, with respect to assets (if any) other than the Collateral. No financing statement under the Uniform Commercial Code which names Borrower as debtor has been filed in any state or other jurisdiction which covers the Collateral and has not been terminated. Borrower has not signed any such financing statement or any security agreement authorizing any mortgagee or secured party thereunder to file any such financing statement on the Collateral or its assets except in connection herewith or as set forth on SCHEDULE "J" attached hereto with respect to assets other than the Collateral. Borrower is not a consignor or lessee under any consignment agreement or lease agreement, except as described in SCHEDULE "J" attached hereto.

         2.7      PATENTS, TRADEMARKS, ETC.

         Borrower owns or holds licenses for the use of or has the right to use all patents, trademarks, service marks, trade names, copyrights and rights necessary for the conduct of its business as now conducted and as contemplated, including those identified in SCHEDULE "K" attached hereto and made a part hereof.

         2.8      LITIGATION, ETC.

         Except as set forth in SCHEDULE "L" attached hereto and made a part hereof, there are no actions, proceedings or investigations pending or to the knowledge of Borrower threatened (or any basis therefor known to it) which, either in any case or in the aggregate, might result in any material adverse change in Borrower's business, prospects, profits, properties, liabilities, operations, or conditions (financial or otherwise), or which might affect its ability to perform this Agreement or any other Documents executed by it.

         2.9      CHANGES IN CONDITION

         Since the date of the financial statements referred to in SCHEDULE "H" there has been no material adverse change, by reason of any matter or cause whatsoever, in Borrower's business, prospects, profits, properties, liabilities, operations or condition (financial or otherwise).

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         2.10     TAX RETURNS AND PAYMENTS

         All tax returns and reports required by law to be filed by Borrower have been duly filed or the time for filing has been extended and all taxes, assessments, fees and other governmental charges (U.S., foreign, state or local or other) upon Borrower or upon any of its properties, assets, income or franchises, which are due and payable have been paid. To the best of Borrower's knowledge the provisions on Borrower's books respectively, regarding income taxes for all fiscal periods to date are adequate according to Generally Accepted Accounting Principles.

         2.11     COMPLIANCE WITH INSTRUMENTS, CHARTER AND LAW

         Borrower is in full compliance with and is not in violation or default of any term or provision of (a) its charter, Certificate of Incorporation or by-laws, if a corporation, (b) any loan agreement, debt instrument, mortgage or indenture, (c) any other material contract, agreement or instrument, (d) any judgment, decree or order, nor has it, he or she been notified of any violation of any statute, rule or regulation including but not limited to the Occupational Safety and Health Act and the Employee Retirement Income Security Act ("ERISA"), and the regulations issued by the Department of Environmental protection and (e) any licensing or governmental requirement. The execution, delivery, performance of, and compliance with this Agreement or any of the other Documents will not result in any such violation or default or be in conflict with any such term or provision or result in the creation of any mortgage, lien, encumbrance or charge upon any of Borrower's properties or assets except in favor of Lender and there is no such term or provision which materially adversely affects or in the future may materially adversely affect its business, prospects, profits, properties, liabilities, operations or condition (financial or otherwise) or its ability to perform this Agreement or any of the other Documents executed by Borrower. All material contracts, agreements, mortgages, indentures, instruments, judgments, decrees and orders to which Borrower is a party or which are effective against it are listed in SCHEDULE "M" attached except entered into in the normal course of business.

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         2.12     GOVERNMENTAL CONSENTS, ETC.

         No consent, approval or authorization of or designation, declaration or filing with any governmental authority, federal, foreign or other is required in connection with the execution and delivery of this Agreement or the Documents or the consummation of any transaction contemplated hereby or thereby by Borrower.

         2.13     SOLVENCY

         Borrower is solvent, having assets of a value which exceeds the amount of its and his liabilities and is able to and will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is engaged and is about to engage.

         2.14     CHANGE OF NAME, ETC.

         Except as set forth on SCHEDULE "N" attached hereto and made a part hereof, Borrower has not within five (5) years changed its name, been a party to any consolidation or merger, acquired all or a substantial portion of the assets of any Person or purchased any of its or his assets included in the Collateral from a Person not in the business of selling such assets.

         2.15     FULL DISCLOSURE

         The financial statements referred to in Section 2.4 hereof do not, nor does this Agreement or any Schedule hereto or any other Document, certificate or statement furnished to Lender by Borrower in connection with this Agreement, contain any untrue statement of a material fact or omit to state a fact necessary in order to make the statements contained therein and herein not misleading. Borrower is not aware of any fact which materially adversely affects or in the future may materially and adversely affect its business, prospects, profits, properties, liabilities, operations or condition (financial or otherwise), or its ability to perform this Agreement or any other Document executed by it, which has not been set forth or referred to herein or in a certificate or statement furnished to Lender by it.

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         2.16     NO EVENT OF DEFAULT

         No Event of Default or event or condition that with the passage of time or giving of notice or both might become an Event of Default has occurred or exists.

SECTION 3.       AFFIRMATIVE COVENANTS

         Except with the prior written consent of Lender, Borrower covenants and agrees that so long as there is outstanding any portion of the Loan, or any agreement of Lender to make advances to Borrower, it will comply or cause compliance with the following provisions:

         3.1      PUNCTUAL PAYMENT

         Borrower will duly and punctually pay all principal, interest, charges and other items included in the Loan which is owing by it in accordance with the provisions hereof and of the other Documents.

         3.2      PROMPT PAYMENT OF TAXES, MORTGAGES, LEASES AND INDEBTEDNESS

         Borrower will promptly pay and discharge, or cause to be paid and discharged, on the date due so as to prevent the accruing of interest thereon, all lawful taxes, assessments, and governmental charges or levies imposed upon items of the Collateral owned by it, or in which it has an interest or upon its income, profits, property or business or of any of its Subsidiaries. Borrower will promptly pay or cause to be paid when due (or in conformity with customary trade terms) all of its other Indebtedness incident to its operations and will promptly pay and perform all of its obligations under leases of real and personal property and under material contracts and will promptly notify Lender of any default or notice of alleged default received with respect to any such Indebtedness, lease or contract.

         3.3      CONDUCT OF BUSINESS

         Borrower will do all things necessary to preserve, renew and keep in full force and effect and in good standing, its current corporate existence, qualification and any franchises, licenses, patents, trademarks and items necessary to continue its business. It will maintain its properties and assets in good order and repair, all in compliance with applicable federal, state, and local judgments, decrees, orders, statutes, rules and regulations, including but not limited to state and federal environmental regulations and those of the Occupational Safety and Health Administration.

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         3.4      INSURANCE

         Borrower will maintain insurance in amounts, coverage and with insurers satisfactory to Lender with respect to the Collateral owned by it, or in which they have an interest and their other properties and business against loss or damage to the extent that property of similar character is usually so insured by other companies engaged in a similar business. Without limiting the foregoing, such insurance shall include (a) liability insurance in such amounts and covering such risks as Lender may reasonably require, (b) all worker's compensation and other employees' liability insurance as may be required by law, and (c) property insurance with respect to the items of the Collateral constituting tangible personal property and fixtures, and with respect to the other properties both real and personal, including, if necessary, flood insurance, to the full extent of the insurable value thereof, and covering such risks as Lender may reasonably require. All of Borrower's property insurance policies, with respect to the Collateral shall contain loss payable and/or mortgagee clauses in form and substance reasonably satisfactory to Lender, naming Lender as loss payee as appropriate and providing (i) that all proceeds thereunder shall be payable to Lender as its interests may appear, and (ii) that such insurance shall not be affected by any act or neglect of the insured or owner of the property described in said policy, and (iii) that such policy and loss payable clause may not be canceled, amended or terminated unless Lender has received written notice thereof at least thirty (30) days' prior to the effective date of such cancellation, amendment or termination. Borrower will furnish a certificate with respect to the insurance at the time which is in force pursuant to this Section 3.4, specifying the amount and character of coverage, identifying the insurers and certifying as to no default in the payment of current premiums thereon and will furnish Lender with original or duplicate original copies of all policies. All insurance proceeds for any occurrence or any series of related occurrences which exceed $10,000.00 and which are subject to a security interest under this Agreement may, upon Lender's request, in Lender's sole and absolute discretion, be paid to Lender and shall be applied by Lender to the payment of any of the principal, whether or not due, or interest or such other obligation or Indebtedness which constitutes a part of the Loan as Lender may determine in its sole discretion. Proceeds of $10,000.00 or less shall be payable to Borrower for general corporate purposes. Borrower does hereby grant Lender an Irrevocable Power of Attorney and appoint Lender as its attorney-in-fact (said power of Attorney being coupled with an interest) for the sole purpose of executing, negotiating and signing any drafts, checks, instruments or documents to carry out the terms hereof.

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         3.5      ACCOUNTING FINANCIAL STATEMENTS AND OTHER INFORMATION

         Borrower will maintain a system of accounts established and administered in accordance with Generally Accepted Accounting Principles consistently applied. Borrower will deliver or cause to be delivered to Lender:

         FINANCIAL REPORTS
         -----------------

         (i) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year financial statements of Borrower including a balance sheet as of the end of period, and statements of income for the period(s) that have been included as part of the consolidated financial statement disclosure of Borrower's SEC Form 10-Q filing which has been reviewed by Borrower's appointed independent accounting firm, along with statements of cash flows for that period. In connection with the financial statements presented by the Borrower, an officer, on behalf of the Borrower, will provide written representation that there is no knowledge of an Event of Default or an event that with notice or lapse of time or both could constitute and Even of Default, has occurred and is continuing or if in the opinion of said individual an Event of Default or such an event has occurred and is continuing a statement as to the nature thereof and the action which the Borrower propose to take with respect thereto (the provision for such a statement herein shall in no way be construed as a consent to the existence of such an Event of Default and of the granting of time to cure);

         (ii) as soon as available and in any event within one hundred twenty
         (120) days after the end of each fiscal year, financial statements of Borrower including a balance sheet as of the end of the fiscal year, and statements of income for the year(s) that have been included as part of the consolidated financial statement disclosure of Borrower's SEC Form 10-K filing and which has been audited by Borrower's appointed independent accounting firm, and statements of cash flow for that period. In connection with the financial statements presented by the Borrower, an officer, on behalf of Borrower, will provide written representation that there is no knowledge of an Event of Default or an event that with notice or lapse of time or both could constitute an Event of Default, has occurred and is continuing or if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof (the provisions for such a statement herein shall in no way be construed as a consent to the existence of such an Event of Default or the granting of time to cure).

         (iii) within ten (10) days of filing thereof copies of all federal and state income tax returns for Borrower.

         (iv) such financial information from Borrower as shall reasonably be requested by Lender.

         (v) as soon as reasonably practicable, upon reasonable request of Lender such other data and information (financial and otherwise) bearing upon or related to Borrower's financial condition, results of operations, assets and/or Borrower's projections of cash flow and profit and loss, all as Lender from time to time, may reasonably request.

         (vi) within fifteen (15) days after the end of each calendar month, a list of the Borrower's aged accounts receivable and a complete list of its inventory duly certified by the chief financial officer of Borrower and such other information relating to Accounts as Lender shall request at such times as Lender shall request upon such forms and using such procedures as Lender shall reasonably require.

         3.6      INSPECTION.

         Borrower will permit Lender and any authorized representatives of Lender, at Lender's sole cost and expense and upon reasonable notice to Borrower, to visit and inspect any of its offices or any of its or his Affiliates, including all items of Collateral and its and their books and records, including books and records relating to Accounts (and to make extracts therefrom), and to discuss its and their affairs, finances and accounts, with its and their employees with Borrower's consent, all at such times during normal business hours and as often and continuously as may be reasonably requested by Lender.

         3.7      NOTICE OF CERTAIN EVENTS AND CHANGES

         As soon as reasonably practicable after becoming aware of any condition, event or state of facts which constitutes a default of this Agreement or which, after notice or lapse of time, or both, would constitute such a default, Borrower will give written notice to Lender specifying the nature and period of existence thereof. Borrower will promptly give Lender written notice of any condition, event or state of facts which causes or may cause material loss or depreciation in the value of the Collateral and of the commencement or threat of any action, proceeding or investigation, or the occurrence or existence of any other event, matter or cause whatsoever, which either in any case or in the aggregate results or might result in any material adverse change in its business, prospects, profits, properties, operations or condition (financial or otherwise). Borrower will give Lender written notice of any change in its place or places of business, any change of location of any item of the Collateral having a book value in excess of $50,000.00, except as items of Collateral may be moved in the ordinary course of business.

         3.8      APPLICATION OF PROCEEDS

         Borrower agrees that it will apply the funds provided to it pursuant to this Agreement in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, Borrower agrees that it will not, directly or indirectly, apply any part of such proceeds to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or for any use which will cause a violation of any other regulation of the Board of Governors of the Federal Reserve System or of any regulations, interpretations or rulings thereunder.

         3.9      GOVERNMENTAL NOTICES

         As soon as reasonably practicable upon the issuance thereof, Borrower and each of the Guarantors will send to Lender a copy of all orders issued by any federal, state or municipal regulatory authority under any laws or regulations adopted thereby, which, if enforced, would have a material adverse effect upon its condition whether financial, operating, or otherwise, and further, Borrower will as soon as reasonably practicable send to Lender copies of all reports or other materials filed by it with or issued to it by the U.S. Securities and Exchange Commission, and all reports, notices or statements sent by Borrower to its stockholders.

         3.10     MAINTENANCE OF PROPERTY AND COLLATERAL

         Borrower shall maintain its properties and the Collateral in good repair, working order and condition and make all needed and proper repairs, renewals, replacements, additions or improvements thereto and immediately notify Lender of any event causing loss or depreciation in the value of the Collateral and the amount of such loss or depreciation. Borrower shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, and in the event Lender's Security Interest in the Collateral or a part thereof would be impaired by an adverse decision, allow Lender to contest or defend any such claim or demand in Borrower's name, at Borrower's reasonable cost, charge and expenses, and pay to Lender upon demand all costs and expenses, including without limitation, attorney's fees incurred by Lender in connection therewith.

         3.11     PAYMENT OF EXPENSES

         Borrower shall pay to Lender on demand any and all reasonable expenses including attorney's fees incurred or expended by Lender in preparation of this Agreement and all related agreements, instruments and documents in making or processing the Loan in the collection or attempted collection of the Obligations, and in protecting and/or enforcing the rights of Lender against Borrower, in sustaining and/or enforcing the Security Interest and other liens, if any, granted to Lender hereunder and under all related agreements, instruments and documents.

SECTION 4.        NEGATIVE COVENANTS

         Except with the prior express written consent of Lender, Borrower covenants and agrees that so long as there is outstanding any portion of the Loan, or so long as this Agreement has not been terminated if there is no amount outstanding under the Loan, it will not:

         4.1      LIENS

         Directly or indirectly, create, incur, assume or permit to exist any mortgage, lien, charge or encumbrance on or pledge or deposit of or conditional sale, lease or other title retention agreement with respect to any Collateral, whether now owned or hereafter acquired, or be bound by or subject to any agreement or option to do so, provided that the foregoing restrictions shall not apply to:

         (a) liens for taxes, assessments or governmental charges or levies the payment of which is not at the time required by Section 3.2;

         (b) liens incurred or deposits made in the ordinary course of business in connection with worker's compensation or unemployment insurance or to secure the performance of tenders, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (c) liens, charges and encumbrances related to the conduct of its business or the ownership of its or his properties or assets which are not incurred in connection with the borrowing of money and which in the aggregate are not material;

         (d) statutory or common law possessory liens for charges incurred in the ordinary course of business the payment of which is not yet due;

         (e) the mortgages, liens and encumbrances referred to or described in SCHEDULES "D" AND "J" attached hereto;

         (f) liens created hereunder;

         4.2      RESTRICTIONS ON INDEBTEDNESS

         Directly or indirectly, create, incur, assume, guarantee, agree to purchase or repurchase, pay or provide funds in respect of, or otherwise become or be or remain liable, contingently, directly or indirectly, with respect to any Indebtedness other than:

         (a) Indebtedness hereunder;

         (b) Current liabilities for trade and other obligations incurred in the ordinary course of its business not as a result of borrowing;

         (c) presently existing indebtedness specifically described in SCHEDULE "I" attached hereto, none of which shall be prepaid without Lender's prior written consent.

         (d) Indebtedness in respect of endorsements made in connection with the deposit of items for credit or collection in the normal and ordinary course of business.

         4.3      RESTRICTIONS ON INVESTMENTS, LOAN, ETC.

         Purchase or otherwise acquire or own any stock or other securities or Indebtedness of any other Person, or make or permit to be outstanding any loan or advance or capital contribution to any other Person, other than:

         (a) presently outstanding Loan, advances and investments described in SCHEDULES "H" AND "I" attached hereto;

         (b) Indebtedness of customers for merchandise sold or services rendered in the ordinary course of business;

         (c) Indebtedness pursuant to Third Party Loans made in accordance with the policies listed in Schedule B; and

         (d) investments in bills or bonds issued by the government of the United States of America and/or Certificates of Deposit issued by a bank having a net worth of at least $50,000,000.00 and/or securities issued by and purchased from Lender.


         4.4 STOCK ISSUANCE, DIVIDENDS, DISTRIBUTIONS, REDEMPTIONS AND DIRECTORS' FEES

         Issue any additional shares of stock, directly or indirectly, declare, order, pay, make or set apart any sum or property for the redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of its stock of any class now or hereafter outstanding or for the payment of any dividends on any of such stock, except for quarterly dividends payable concurrently with payments to Lender under Section 9 hereof, or pay any directors' fees.

         4.5 SALE OF ASSETS AND COLLATERAL, CONSOLIDATION, MERGER, ACQUISITION OF ASSETS

         Directly or indirectly, sell, abandon or otherwise dispose of the Collateral or any part thereof, except for sales of Inventory in the ordinary course of Borrower' business, or replacement with Collateral of like value and quality, or indirectly or indirectly sell, abandon or otherwise dispose of all or any portion of its properties or assets or consolidate with or merge into any other corporation, or permit any other corporation to consolidate with or merge into it or acquire all or a substantial portion of the assets of another Person or form or acquire any Subsidiary.

         4.6      TRANSACTIONS WITH AFFILIATES

         Enter into any transaction with any Affiliate other than in the ordinary course of business and on terms not less favorable to it than are at the time available to it from any Non-Affiliate, except as otherwise authorized by this Agreement.

         4.7      PARTNERSHIPS, JOINT VENTURES, OTHER BUSINESSES

         Create or participate in the creation of any partnership, joint venture, corporation, or other entity (including but not limited to any subsidiaries) or engage in any business other than the business presently conducted by it, except in the ordinary course of business.

         4.8      SUBORDINATE DEBT PAYMENTS

         Pay principal or interest on Subordinate Debt (present or future) except as authorized in this Agreement.

         4.9      EXPENDITURES FOR CAPITAL ASSETS

         Make any expenditure for capital assets (other than for routine repairs and maintenance which are not required to be capitalized as hereinafter set forth) unless, immediately after giving effect thereto the aggregate amount expended or to be expended on account of all such expenditures by the Borrower in any fiscal year commencing with the current fiscal year of Borrower would not exceed the amount of $100,000.00. The following shall be deemed to be expenditures for capital assets as subject to the limitations of this Section 4.10:

         a. Expenditures for acquisition, major repairs and maintenance which, in accordance with generally accepted accounting principles, are or should be capitalized; and

         b. All lease rentals and other amounts payable under leases entered into after the date hereof whether "true leases" or finance leases other than renewals and extensions of leasing existing on the date hereof and all amounts payable under contracts or arrangements for the purchase of property for payment of the purchase price for such property as deferred in whole or in part.

         4.10     CHANGES IN LOCATIONS, NAME, ETC.

         Borrower shall not (i) change the location of its chief executive office, (ii) permit any Inventory to be kept at a location other than that specified in Schedule G, (iii) change its name, existence as a corporation, jurisdiction of incorporation or formation, or corporate structure to such an extent that any financing statement filed by Lender in connection with this Agreement would become seriously misleading, unless it shall give prior written notice as soon as practicable thereof and prior to effecting any such change takes such steps as Lender may deem necessary or advisable to continue the perfection and priority of the security interest granted pursuant hereto.

SECTION 5.        EVENTS OF DEFAULT

         If any one or more of the following events ("Events of Default") shall occur:

         (a) If Borrower shall fail to make payment of any part or installment of principal or interest of the Loan or Obligations when any such payment shall be due and payable, whether at any stated maturity or by demand, acceleration or otherwise; or

         (b) If Borrower shall be in default in the performance of or compliance with any other term, covenant or condition applicable to it contained in this Agreement or contained in any other Documents, and shall have failed to cure such default for thirty (30) days after receipt of written notice from the Lender.

         (c) If any representation or warranty made by or on behalf of Borrower in this Agreement or in the Schedules hereto, or in any of the other Documents, or in connection with the transactions contemplated hereby and thereby shall be false or incorrect in any material respect; or

         (d) If Borrower shall default in the payment of any Indebtedness for borrowed money, including, but not limited to, the indebtedness which is referred to in SCHEDULE "I" attached hereto or shall default with respect to any of the terms of any evidence of such Indebtedness or of any indenture or other agreement relating thereto, or if Borrower shall commit any material breach or be in default under any contract set forth in SCHEDULE "M" attached hereto; or

         (e) If Borrower shall make an assignment for the benefit of creditors, or shall admit in writing an inability to pay debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or shall fail to deny the material allegations of a petition filed against it for any such relief, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of itself or of all or any substantial part of its properties, or its directors or majority stockholders shall take any action looking to its dissolution or liquidation, or it shall cease doing business as a going concern; or

         (f) If, within ninety (90) days after the commencement of any proceeding against Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment, without its consent or acquiescence of any trustee, receiver or liquidator of itself or himself or of all or any substantial part of its properties, such appointment shall not have been vacated;

         (g) If an event of default shall occur under a Third Party Loan and is continuing or an event which pursuant to the provisions of the Third Party Loan Documents with the lapse of time and/or notice specified therein would become such an event of default has occurred and is continuing;

         then, and in any such event, in addition to its rights and remedies under this Agreement, the other Documents and any other instruments, Lender may at its option declare the Note and Obligations or any portion thereof to be immediately due and payable, whereupon the same shall forthwith mature together with interest accrued thereon and together with any and all costs of collection, including, but not limited to, reasonable attorney's fees without notice and without presentment, demand or protest, all of which are hereby waived.

SECTION 6. PAYMENT TERMS. Payment of all sums due hereunder shall, unless prepaid pursuant to the Note thereof, shall become due and shall be payable on demand, but if no demand be made, on or before October 1, 2004. Borrower shall make each payment of principal of, and interest on, the Loan and of fees and all other amounts payable by Borrower under this Agreement, in good funds no later than 5:00 p.m. (Eastern time) on the date when due and payable, without condition or deduction for any counterclaim, defense, recoupment or setoff, in Federal or other funds immediately available to Lender at its address referred to herein and in the Note. All payments received by Lender after 5:00 p.m. (Eastern time) shall be deemed to have been received by Lender on the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon at the then applicable rate, shall be payable for such extended time. Notwithstanding the foregoing, upon the occurrence and continuance of an Event of Default, all sums due hereunder shall, at the option of the Lender, become immediately due and payable upon written notice to Borrower.

SECTION 7.       REMEDIES, PROVISIONS RE: COLLATERAL, ETC.

         In the event of an occurrence of an Event of Default, Lender:

         (a) may proceed to protect and enforce its rights if Lender deems necessary to do so by suit in equity, action at law or other appropriate proceedings, whether for the specific performance of any agreement contained herein or in any other Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any right, power or remedy granted thereby or by law, equity or otherwise.

         (b) without limitation of any rights and remedies of Lender as a secured party under the Uniform Commercial Code and any rights or remedies set forth in any of the Documents, Lender shall have all of the following rights and remedies with respect to the Collateral or any portion thereof:

                  (i) Lender may, at any time and from time to time, with or without judicial process and the aid or assistance of others, reasonably enter upon any premises in which any of the Collateral may be located and, without resistance or interference by Borrower or any of the Guarantors, take possession of the Collateral and/or dispose of any part or all of the Collateral on any such premises; and/or require Borrower to assemble and make available to Lender at the expense of Borrower any part or all of the Collateral at any place or time designated by Lender which is reasonably convenient to Borrower and Lender; and/or remove any part or all of the Collateral from any premises on which any part may be located for the purpose of effecting sale or other disposition thereof; and/or sell, resell, lease, assign and deliver, grant options for or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing, at public or private sale or proceedings, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit and upon any reasonable and customary terms, at such place(s) and time(s) and to such Persons as Lender shall deem best, all without demand for performance or any notice or advertisement whatsoever, except that the owner of the items to be sold shall be given fifteen (15) business days' written notice of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, which notice Borrower hereby agrees shall be reasonable notice thereof. If any of the Collateral is sold by Lender upon credit or for future delivery, Lender shall not be liable for the failure of the purchaser to pay for same and in such event Lender may resell such Collateral. Lender may buy any part or all of the Collateral at any public sale and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely distributed in standard price quotations Lender may buy at private sale and may make payment therefor by application of all or a part of the Loan.

                  (ii) Lender shall apply the cash proceeds from any sale or other disposition of the Collateral FIRST, to the reasonable expenses of retaking, holding, preparing for sale, selling, leasing and otherwise disposing of such Collateral, to reasonable attorneys' fees and all legal expenses, travel and other expenses which are to be paid or reimbursed to Lender pursuant hereto or pursuant to the other Documents, SECOND, to all accrued interest, fees and charges outstanding with respect to the Loan, THIRD, to all other outstanding portions of the Loan, FOURTH, if there is any surplus to any other secured parties having an interest in the Collateral known to Lender in accordance with their interests, and FIFTH, if there is any surplus to the Borrower; provided, however, that Borrower shall remain liable with respect to unpaid portions of the Loan.

                  (iii) Any of the proceeds of the Collateral received by Borrower or any of the Guarantors after demand by Lender for repayment of all or any part of the Loan, shall not be commingled with any other of its property but shall be segregated, held by it or him in trust as the exclusive property of Lender, and it will immediately deliver to Lender the identical checks, monies, or other proceeds of Collateral.

                  (iv) At its option, Lender may pay for insurance on the Collateral and taxes, assessments or other charges which Borrower fails to pay in accordance with the provisions hereof or of any related agreement, instrument or document and may discharge any security interest or lien upon the Collateral. No such payment or discharge of any such security interest or lien shall be deemed to constitute a waiver by Lender of the violation of any covenant by Borrower as a result of the Borrower's failure to make any such payment or Borrower's suffering of any such security interest or lien. Any payment made or expense incurred by Lender pursuant to this or any other provisions of this Agreement shall be added and become a part of the Obligations of Borrower to Lender, shall bear interest at a rate per annum as provided for in the Note, and shall be payable on demand.

SECTION 8.        CUMULATIVE REMEDIES; NO WAIVERS, ETC.

         No right, power or remedy granted to Lender in this Agreement or in the other Documents is intended to be exclusive, but each shall be cumulative and in addition to any other rights, powers or remedies referred to in this Agreement, in the other Documents or otherwise available to Lender at law or in equity; and the exercise or beginning of exercise by Lender of any one or more of such rights, powers or remedies, shall not preclude the simultaneous or later exercise by Lender of any or all of such other rights, powers or remedies. No waiver by, nor any failure or delay on the part of Lender in any one or more instances to insist upon strict performance or observance of one or more covenants or conditions hereof, or of the other Documents shall in any way be, or be construed to be, a waiver thereof or to prevent Lender's rights to later require the strict performance or observance of such covenants or conditions, or otherwise prejudice Lender's rights, powers or remedies.

SECTION 9.        PARTIAL INVALIDITY; WAIVERS

         (a) If any term or provision of this Agreement or any of the other Documents or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable by reason of any applicable law, the remainder of this Agreement and the other Documents, or application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement and the other Documents shall be valid and be enforced to the fullest extent permitted by law. To the full extent, however, that the provisions of any such applicable law may be waived, they are hereby waived by Borrower to the end that this Agreement and the other Documents shall be deemed to be valid and binding obligations enforceable in accordance with their terms.

         (b) To the extent permitted by applicable law, Borrower hereby waives presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payments and non-payments, or of any default.

         (c) BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE, JUDICIAL HEARING OR PRIOR COURT ORDER TO WHICH EACH MIGHT OTHERWISE HAVE THE RIGHT UNDER ANY FEDERAL OR STATE STATUTE OR REGULATION IN CONNECTION WITH THE OBTAINING BY THE LENDER OF ANY PREJUDGMENT REMEDY BY REASON OF THIS LOAN AND SECURITY AGREEMENT, OR BY REASON OF BORROWER'S OBLIGATIONS OR ANY RENEWALS OR EXTENSIONS OF THE SAME. BORROWER ALSO WAIVES ANY AND ALL OBJECTION WHICH IT MIGHT OTHERWISE ASSERT, NOW OR IN THE FUTURE, TO THE EXERCISE OR USE BY LENDER OF ANY RIGHT OF SET-OFF, REPOSSESSION OR SELF HELP AS MAY PRESENTLY EXIST UNDER STATUTE OR COMMON LAW.

SECTION 10. DEFINITIONS

         As used herein, the following terms have the following meanings:

         AFFILIATE: with reference to any Person, any director, officer or employee of such Person, any corporation, association, firm or other entity in which such Person has a direct or indirect substantial interest or by which such Person is directly or indirectly controlled or is under direct or indirect substantial common control with such Person. For purposes of this Agreement, Borrower and all Guarantors are Affiliates of one another.

         COLLATERAL:   the meaning specified in Section 1.6.

         DOCUMENTS: this Agreement, the Demand Note, the Collateral Assignment of Notes and Liens, the Guaranty, UCC-1 Financing Statements, the
Subordinations, and all other instruments and documents heretofore, now or hereafter executed and delivered pursuant to this Agreement or pursuant to any of the aforesaid documents.

         FINANCIAL STATEMENTS: the reports, statements and other information to be delivered to Lender pursuant to Section 3.5.

         FISCAL YEAR:  a twelve (12) month year ending with June 30th.

         INDEBTEDNESS: as applied to a Person, (a) all items, except items of capital stock or of surplus or of unappropriated retained earnings or of amounts accrued for deferred income taxes if in compliance with Section 3.2, which in accordance with Generally Accepted Accounting Principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such person as at the date of which Indebtedness is to be determined, (b) all indebtedness secured by any mortgage, pledge, lease, lien or conditional sale or other title retention agreement existing on any property or asset owned or held by such person subject thereto, whether or not such indebtedness shall have been assumed, and (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed, discounted or agreed contingently or otherwise to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become liable directly or indirectly with respect thereto.

         LENDER:  the meaning specified on page 1.

         LOAN:  the meaning specified in Section 1.1.

         OBLIGATIONS:  the meaning specified in Section 1.2.

         PERSON: a corporation, an association, a partnership, an organization, a business, an individual or a government or political subdivision thereof or any governmental agency.

         SUBSIDIARY: with reference to any Person, is a corporation, or similar association or entity of which not less than a majority of the outstanding shares of the class or classes of stock, have by the terms thereof ordinary voting power to elect a majority of the directors, managers or trustees of such corporation, association or entity, of which are at the time owned or controlled, directly or indirectly, by such Person or by a Subsidiary of such Person.

         THIRD PARTY LOAN DOCUMENTS: the Loan and Security Agreement, the Demand Note, the Guaranty, UCC-1 Financing Statements, and all other instruments and documents heretofore, now or hereafter executed and delivered pursuant to any Third Party Loans made by Borrower or pursuant to any of the aforesaid documents.

SECTION 11.       EXPENSES

         Borrower agrees to indemnify and save Lender harmless from, and to pay or reimburse Lender for, all reasonable charges, costs, damages, liabilities and expenses, including, without limitation, reasonable attorneys' fees, if any, incurred by Lender in defending or protecting the security interests and liens granted pursuant to this Agreement or the other Documents, or the priority of any thereof, or in the performance of any obligation of Borrower in connection with the Collateral or in the attempted enforcement or enforcement of this Agreement or the other Documents, or in the collection or attempted collection of any of the obligations owing under any thereof, or in the realization or attempted realization upon the Collateral.

SECTION 12.       FURTHER ASSURANCES; POSSESSION OF COLLATERAL; CUSTODIANS

         Borrower will deliver to Lender such financing statements and other instruments constituting or evidencing items of the Collateral as may be reasonably requested by Lender to better assure it with respect to the security interests granted to it pursuant to this Agreement and the other Documents. To the extent permitted by applicable law, Borrower hereby authorizes Lender to execute and file, in the name of Borrower, financing statements which Lender in its sole discretion deems necessary to further perfect the security interests granted under this Agreement and the other Documents.

SECTION 13.       SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES, ETC.

         All agreements, representations and warranties contained herein or made in writing by or on behalf of Borrower, in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the other Documents shall survive any investigation at any time made by Lender and any disposition of the Loan by Lender and, to the extent applicable, shall be deemed to be made a new by each of them each time an advance is made pursuant hereto or pursuant to the other Documents. All statements contained in any certificate or other instrument delivered by or on behalf of Borrower pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties made hereunder.

SECTION 14.       FAILURE TO PERFORM

         If Borrower shall fail to observe or perform any of the covenants hereof, Lender may pay such reasonable amount or incur reasonable liabilities to remedy or attempt to remedy any such failure, and all such payments made and liabilities incurred shall be for the account of Borrower and shall be in Lender's sole discretion or shall be withdrawn from Borrower's accounts maintained with Lender.

SECTION 15.       NOTICES, ETC.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to be duly delivered upon actual receipt if by facsimile or over night courier, and five (5) days after mailing if by first class registered mail, return receipt requested :

         (a) if to Lender:

         Lender:           Stanford Financial Group Company
                           5050 Westheimer
                           Houston, TX 77056

         with a copy to:

                           Robert Kramer, Esq.
                           c/o Stanford Financial Group Company
                           5050 Westheimer
                           Houston, TX 77056

         or at such other address as may have been furnished in writing by Lender to Borrower; or (b) if to Borrower:

         Borrower:         Superior Galleries, Inc.
                           9478 W. Olympic Blvd.
                           Beverly Hills, California 90212

         with a courtesy copy to:

                           Armen Vartian, Esq.
                           805 Duncan Place
                           Manhattan Beach, California 90266


         or at such other address as may have been furnished in writing by Borrower to Lender.

SECTION 16.       AMENDMENTS AND WAIVERS

         Neither this Agreement nor any other Document nor any term hereof or thereof may be changed, waived, discharged or terminated except by a writing signed by the party to be charged.

SECTION 17.       TERM

         The term of this Agreement and the other Documents shall be from the date hereof and continue until all amounts due hereunder are paid in full. Any expiration or termination of this Agreement shall not affect any rights of Lender under this Agreement or under the other Documents and upon any such expiration or termination Borrower shall be obligated to forthwith pay all of the Loan and Borrower shall continue to be bound by all of the provisions of this Agreement until all of the Loan shall have been paid in full.

SECTION 18.       CONDITIONS PRECEDENT

         18.1 The obligation of the Lender to make the Loan and advances to be made by it hereunder is subject to the following conditions precedent;

         (a) APPROVAL OF LENDER COUNSEL

         All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel for the Lender.

         (b) PROOF OF CORPORATE ACTION

         The Lender shall have received certified copies of all corporate action taken by the Borrower to authorize the execution and delivery of this Agreementand the notes and borrowing hereunder, and such other papers as the Lender or its counsel shall reasonably request.

         (c) CORPORATE DOCUMENTS AND OPINIONS

         Borrower is furnishing to Lender a certificates of good standing of the state of its incorporation, resolutions, incumbency certificates, and other documents which it acknowledges are being relied upon by Lender, and such other documents are to be in the form and of the content as may be satisfactory to Lender and its counsel.

         (d)  LOAN DOCUMENTS

          Receipt by Lender of the Note fully executed by Borrower, fully executed UCC-1 Financing Statements and other material documents required by Lender.

         (e)  INSURANCE

         Receipt by Lender of the policies of insurance in compliance with
Section 1.10.

         (f)  OPINION OF COUNSEL

         The Lender shall have received from Counsel for the Borrower a written opinion, satisfactory to the Lender and its counsel with reference to the matters stated in Section 2.1 through 2.17 hereof and further to the effect that
(i) the making and performance by the Borrower of this Agreement and the other Documents have been duly authorized by all necessary corporate action and this Agreement and the other Documents upon execution and delivery will constitute legal, valid and binding obligations of the Borrower enforceable according to their terms; (ii) that the Note and Other Documents have been duly authorized and when executed will constitute a legal, valid and binding obligations of the Borrower enforceable in accordance with their terms; and (iii) that except as otherwise may be set forth in said opinion letter, to the best of said counsel's knowledge upon inquiry of Borrower, and upon examination of its office files, the execution and delivery of each of the afore stated Agreements and other Documents will not constitute a default under any bank loan or credit agreement or other agreement or instrument to which the Borrower is a party.

         (g) REPRESENTATIONS AND WARRANTIES

         The Representations and Warranties contained in Section 2 herein shall be true on and as of the date of closing.

         (h) COLLATERAL

         Receipt by Lender of any of the Collateral where possession by Lender is necessary to perfect its security interest therein.

         18.2 The obligation of the Lender to make each subsequent advance to be made by it hereunder is subject to the conditions precedent that:

         (a) NO EVENT OF DEFAULT

         No Event of Default specified in Section 5 hereof, and no event which pursuant to the provisions of Section 5 with the lapse of time and/or notice specified therein would become such an Event of Default, has occurred and is continuing; and

         (b)  NO MATERIAL ADVERSE CHANGE

         There has been no material adverse change in the consolidated financial condition of the Borrower or any of the Guarantors and its or his consolidated subsidiaries; and

         (c)  REPRESENTATIONS AND WARRANTIES

         The Representations and Warranties contained in Section 2 are true and correct.

The Lender shall have received a certificate of the CEO and CFO of the Borrower certifying as of the date of the current advance that (i) no Event of Default specified in Section 5 hereof exists or is continuing, (ii) no material change has taken place with regard to its financial condition as represented to the Lender and (iii) the Representations and Warranties contained in Section 2 are still true and correct.

         18.3 By delivering the Note and each other Document to the Lender and receiving the Loan and advances, the Borrower represents that no Event of Default specified in Section 5 hereof exists or is continuing and no material change has taken place with regard to its financial condition as represented to the Lender.

         18.4 LOAN ADMINISTRATION.

                  Advances made under the Loan shall be as follows:

                  (a) A request for an Advance shall be made by Borrower giving Lender notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, not later than 2:00 p.m. Eastern time five (5) business days prior to the proposed borrowing date; provided, however, that no such request may be made at a time when there exists an Event of Default.

                  (b) Borrower hereby authorizes Lender to disburse the proceeds of each revolving credit advance requested by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to written direction from Borrower.

                  (c) All revolving credit advances and other extensions of credit to or for the benefit of Borrower shall constitute one general Obligation of Borrower and shall be secured by Lender's lien upon all of the Collateral.

                  (d) Lender shall enter all revolving credit advances as debits to a loan account in the name of the Borrower and shall also record in said loan account all payments made by Borrower on any Obligations and all proceeds of Collateral which are indefeasibly paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower. All payments and collections shall be applied first to fees, costs and expenses due and owing under the Documents, then to interest due and owing under the Documents, and then to principal outstanding under the Loan.

                  (e) Lender will account to Borrower monthly with a statement of Revolving Credit Loans, charges and payments made pursuant to this Agreement, and such accounting rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within thirty (30) days of the date each accounting is mailed to Borrower. Such notices shall be deemed an objection to those items specifically objected to therein.

                  (f) Borrower shall establish one or more bank accounts for deposits of advances made under the Loan and for deposits of repayments of Third Party Loans, and shall assign such accounts to Lender. Borrower shall not deposit advances from Lender or repayments from borrowers under Third Party Loans into any other accounts.

SECTION 19.       SETOFF.

         Borrower hereby gives Lender a security interest in, and a right of set-off for the Loan upon or against, all the deposits, credits, Collateral, and property of Borrower, now or hereafter in the possession or control of Lender or in transit to it. Lender may at any time apply or set-off the same, or any part thereof, to any Loan even though unmatured.

SECTION 20.       MISCELLANEOUS

         (a) This Agreement and each other document granting Lender a security interest in the Collateral is a security agreement within the meaning of the Uniform Commercial Code. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. To the extent there is any inconsistency between the terms of this Agreement and any of the other Documents, this Agreement shall control. All of the terms of this Agreement and the other Documents shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, successors and assigns of the parties hereto, whether so expressed or not, and by any other holder or holders at the time of the Loan or any part thereof. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect any of the terms hereof. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and by the several parties hereto in separate counterparts, but all of which together shall constitute one and the same instrument.

         (b) This Agreement is among the Lender and the Borrower only and shall not be relied upon by any third party. Without limiting the foregoing, Lender shall have no liability to any third party whatever (including without limitation Borrower or anyone conducting business with any of the foregoing) in the event Lender for any reason and at any time determines not to advance sums under the Note and/or for any reason or otherwise exercises its rights under this Agreement and/or the other Documents.

         (c) The security interests granted hereby extends to the Collateral, whether acquired before or after the commencement of a case under the Bankruptcy Reform Act of 1978.

         Section 21. CHOICE OF LAW; CONSENT TO JURISDICTION. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. IF ANY ACTION ARISING OUT OF THIS AGREEMENT OR THE NOTE IS COMMENCED BY LENDER IN THE STATE COURTS OF THE STATE OF TEXAS OR IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF TEXAS. ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER AT THE ADDRESS DESCRIBED IN SECTION 15 HEREOF. ANY MATTERS AFFECTING THE ENFORCEMENT OR INTERPRETATION OF LENDER'S SECURITY INTEREST IN THE COLLATERAL SHALL (TO THE EXTENT NOT GOVERNED BY TEXAS LAW PURSUANT TO THE AGREEMENT SET FORTH HEREIN) BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE OR CALIFORNIA, AS APPLICABLE.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement on the day first above mentioned.




SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF:
                                             BORROWER:
                                             SUPERIOR GALLERIES, INC.

                                             By:
----------------------------                    --------------------------------
                                                Silvano DiGenova
                                                Its Chairman, Duly Authorized



                                             LENDER
                                             STANFORD FINANCIAL GROUP COMPANY


                                             By:
----------------------------                    --------------------------------

                                                  Its:

SCHEDULE A TO COMMERCIAL LOAN AND SECURITY AGREEMENT


                                 COMMERCIAL NOTE

$7,500,000.00                                                    OCTOBER 1, 2003


Beverly Hills, California
-------------------------


         FOR VALUE RECEIVED, ON DEMAND, the undersigned, (hereinafter referred to as "Maker") promises to pay to the order of Stanford Financial Group Company (hereinafter referred to as "Lender"), at its office at 5050 Westheimer, Houston, TX 77056, or at such other place as the Lender shall from time to time designate in writing, ON DEMAND the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS AND NO CENTS ($7,500,000.00) or such principal portion thereof as shall be outstanding under an Agreement entered into herewith between Maker and Lender, with interest from the date hereof, computed on a 360 day year, on so much of said principal sum as shall from time to time be outstanding, at the daily average of the Prime Rate as reported in the Wall Street Journal, together with all its reasonable costs, expenses and attorney's fees incurred or charged in any action or proceeding for collection of said debt or in any litigation arising from or concerning said debt or in foreclosing or otherwise recovering on any mortgage or security interest securing said debt or in protecting or sustaining the lien and/or priority of any such mortgage or security interest . Said interest shall be payable at the aforesaid rate, or at the rate in effect as hereinafter provided, whether before or after maturity, by acceleration or otherwise, or whether or not judgment has been obtained, and after judgment, on the full amount of said judgment, at the greater of the legal rate or the rate then in effect hereunder.

         From the date hereof interest on the daily outstanding principal balance for the actual number of days elapsed in each payment period shall be due and payable in monthly payments in arrears commencing November 10, 2003 and continuing on the 10th day of each month thereafter until the entire outstanding principal balance and accrued and unpaid interest thereon has been paid in full. All principal and interest evidenced by this Note, if not sooner paid, or demanded, shall be due and payable on October 1, 2004 without the necessity of demand or notice. All payments of principal or interest shall be considered received by Lender upon receipt of good funds as defined by Lender's financial depository.

         This Note is subject in all respects to the terms and conditions of a certain Loan and Security Agreement of even date by and among, INTER ALIA, Maker and Lender (the "Loan Agreement"), including without limitation Events of Default as defined therein.

         It is agreed that time is of the essence of this Note, and that in the event of default in the payment of any such installment of principal and/or interest for a period of five (5) days after the same is due and payable or upon default under any of the terms, conditions and/or provisions contained in this Note or upon the occurrence of an Event of Default under the Loan Agreement, then, and in any of said events, the unpaid remaining principal balance of this indebtedness together with all accrued and unpaid interest thereon and all other amounts due hereunder shall immediately become due and payable, at the option of Lender without the necessity for demand or notice; and any failure to exercise said option shall not constitute a waiver of the right to exercise the same at any other time. If any such default shall occur, then, interest shall accrue, on and after the first day of said default, for the period for which any such payment was due, and during such period of five (5) days or other expired applicable cure period, and at all times while such default continues, on all principal and due and unpaid interest, at a rate five percent (5%) per annum higher than the rate above stated and said interest shall be due and payable on the first day of each month while any such default exists.

         Maker shall pay a late charge equal to five percent (5%) of any installment not paid within five (5) days of the due date thereof.

         Maker reserves the right to prepay this note in full or in part at any time without any prepayment penalty.

         Any deposits, securities or other property of the Maker, (exclusive of deposits, securities or other property held by the undersigned in a fiduciary capacity for the benefit of others) which are at anytime within Lender's possession or control may be held and treated as collateral security for the payment of this note, and Lender shall have a lien thereon and right to setoff the same against any sums due hereunder.

         Notwithstanding any provisions of this Note, in the event that the rate of interest charged hereunder shall at any time exceed the maximum rate allowed by law, the interest rate payable hereunder shall be deemed to be the maximum rate allowed by law and any payments in excess of the maximum rate allowed by law shall be deemed principal payments and applied against the principal balance hereof.

         The Maker hereby agrees that the loan evidenced by the within note is a "commercial transaction" as defined by California Law.

         Upon failure to pay the indebtedness secured hereby in full at maturity, whether stated or by acceleration, Lender is authorized and empowered to sell the whole or any part of the Collateral then held by it in such manner as Lender sees fit and is consistent with applicable law. Sale of part of the Collateral shall not exhaust Lender's power of sale, but sales may be made from time to time until all the Collateral is sold, or until the debts hereby secured are paid in full. Lender shall receive the proceeds of such sale or sales and shall apply those proceeds in the order stipulated in the relevant provisions of the California Commercial Code. If this Note is placed in the hands of an attorney for collection or is collected in whole or in part through any judicial or arbitral proceedings, Maker agrees to pay Lender's attorney's fees and costs.

         THE MAKER HEREBY WAIVES ALL RIGHTS TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER IN CONNECTION WITH ANY AND ALL PREJUDGMENT REMEDIES THE HOLDER HEREOF MAY BECOME ENTITLED TO BY VIRTUE OF ANY DEFAULTS OR PROVISIONS OF THE NOTE SECURING THE SAME.

         THE MAKER WAIVES A TRIAL BY JURY IN ANY ACTION WITH RESPECT TO THIS NOTE AND AS TO ANY ISSUE ARISING RELATING TO THIS NOTE OR TO THE INSTRUMENTS SECURING THIS NOTE.

         TO INDUCE LENDER TO ENTER INTO THE COMMERCIAL LOAN TRANSACTION EVIDENCED BY THIS NOTE AND SECURITY AGREEMENT, MAKER AGREES THAT THE SAID TRANSACTION IS COMMERCIAL AND NOT A CONSUMER TRANSACTION AND WAIVES ANY RIGHT OF MAKER TO NOTICE AND HEARING, JURY TRIAL AND THE POSTING OF BOND BY LENDER UNDER ANY STATUTE OR STATUTES AFFECTING PREJUDGMENT REMEDIES AND AUTHORIZED LENDER'S ATTORNEY TO ISSUE A WRIT FOR PREJUDGMENT REMEDIES WITHOUT A COURT ORDER PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER.



Presentment, protest and notice are hereby waived.


                                    SUPERIOR GALLERIES, INC.


                                    By:    /S/  SILVANO DIGENOVA
                                           ----------------------------------
                                             Silvano DiGenova
                                             Its President, Duly Authorized

SCHEDULE B - Policies and Procedures



LOAN POLICY AND PROCEDURES


MISSION STATEMENT:

The objective of the Loan Policy and Procedures is to establish credit standards and collection procedures to give reasonable assurance of repayment, together with providing rare coin dealers and collectors various financing vehicles for the rare coin business. At the same time, these financing programs will provide Superior Galleries, Inc. (Superior) and its principal stockholder, Stanford Venture Capital Holding, Inc., (Stanford) the opportunity to enjoy a reasonable return on their investments. Superior will be required to maintain satisfactory records for all transactions to allow a review by Stanford as part of that firm's internal audit program.

Superior will act as both an auctioneer and lender by providing loans in the form of auction advances, dealer inventory loans, and purchased inventory advances. The funds available for these programs will be provided through, initially, a $7,500,000 line of credit with Stanford.


OVERVIEW:

         LOAN APPROVAL AUTHORITY
         -----------------------

The Board of Directors of Superior will establish loan approval authority. The authority will be reviewed at least annually. Individual authority will be provided to the parties involved in writing.

         COLLATERAL DEFINED
         ------------------

Loans in this program will be secured by acceptable collateral defined as: gold, silver, copper, aluminum, nickel and other metal rare coins of domestic, foreign or ancient origin or mintage and U. S. Currency.

         ADDITIONAL COLLATERAL
         ---------------------

Additional collateral may be taken in a form that provides an acceptable level of protection for the customer's liability. The primary vehicle for such protection would include additional acceptable collateral as defined above, marketable securities, cash or liens on marketable California real estate. The requirement to obtain additional collateral will be determined by the CEO or CFO. The reasons for taking collateral could include an indication that the borrower either has limited or diminished financial capacity, a poor credit history, or unsubstantiated income. Loans to borrowers with any of these elements should be carefully evaluated and the reasons documented in the customer's credit file.

         GUARANTEES
         ----------

Guarantees will be required when the borrowing entity is a corporation, LLC, LLP, partnership or certain Trusts. In the case of a trust, California law presumes that every trust is revocable unless the trust agreement specifically states that it is irrevocable.

         CREDIT CRITERIA
         ---------------

Credit criteria will be established based upon the borrowers' credit history, past credit experience with Superior, reputation in the industry, and overall financial strength. Those borrowers with favorable credit factors and a positive previous relationship with Superior will be eligible for pre-approved credit lines. The lines must be reviewed at each renewal date, but no less than annually, and have their credit evaluation conducted by authorized Superior personnel. All new information along with the previous history will be evaluated by the credit authorizing persons. All weaknesses in the credit history or financial strength must be thoroughly explained in a memorandum in the credit file approved by the CEO or CFO. The following documentation will be required to be properly completed:

         o        Loan Checklist and Approval Form
         o        Loan Application
         o        Sales and collection history
         o        Personal and corporate credit reports
         o        Credit verification information
         o        Financial information required by the lending officer

On all loans or advances the borrower's credit criteria will be evaluated before any approval is given. All credit evaluation material will be maintained in the borrower's credit file. The credit file for each borrower will contain all of the information required for the determination of credit worthiness as well as the executed loan documents.

Inventory loans will be made to Superior Galleries, Inc. However, no loans or lines will be available to related parties or affiliated companies of Superior Galleries, Inc.

         INSURANCE
         ---------

Superior will maintain or require as necessary adequate insurance coverage satisfactory to Stanford for all directors, officers, employees, independent contractors and merchandise held as collateral. Stanford will be named on all policies as a "co-insured" party.


COLLATERAL CONTROL:

Internal collateral control and the authenticity of the collateral will be the responsibility of senior Superior management with monthly reports provided to Stanford.

         RECEIVING AND HANDLING COLLATERAL
         ---------------------------------

Collateral received will be handled on the premises at the direction of the Inventory Control Manager under the supervision of the Director of Operations. All collateral when not locked in the vault will at all times be under the control of at least two persons. The Director of Operations will designate the persons who will verify all merchandise received for this program. All merchandise received with accompanying documentation will be presented to either the CEO, Auction Division Consultant, or in their absence the CFO, for review with the authorized receiving employee. Once reviewed the authorized receiving employee with the Inventory Control Manager and/or his/her designee will prepare and issue a sequentially numbered Collateral Receipt dated and time stamped, and signed by the two persons receiving and storing collateral. The first copy of the Collateral Receipt will be retained in the vault in alpha order and will designate the specific location within the vault where the collateral is held. The second copy will be given to the customer as their receipt, and the third copy will be maintained in the customer's credit file.

Once collateral has been received and logged in, the Inventory Control Manager is responsible for its safekeeping and tracking. All collateral not in process of grading, transport, lot viewing (on premise or at a secure trade show location) or auction is to remain in the vault in a locked safe, with access limited to only those authorized by management. An inventory log maintained in the vault will be used to control the movement of collateral. Collateral must be segregated in separate safes in the vault for Superior owned, consigned items, and for assigned collateral under this program.

Any two of the following persons TOGETHER have the authority to open the main vault door, collateral vaults, and remove collateral for grading, cataloging, photographing, listing, trade show transport, or transporting to the original owner or a potential customer:

         CEO
         Auction Division Consultant
         Director of Numismatics
         Director of Operations
         Director of Marketing
         Inventory Control Manager
         Inventory Control Specialist
         Operations Specialist

External collateral control is covered by specific insurance guidelines that will be adhered to whenever property involved in this program is removed from the premises. When collateral in this program is to be moved offsite for any reason, either the CEO or CFO will outline the requirements under the insurance policies then in effect. If the collateral is being moved by individuals, they will sign a document indicating that they understand and will comply with the insurance requirements. This statement will be acknowledged by either the CEO or CFO.


         COLLATERAL VALUATION
         --------------------

The collateral held is to be valued by the CEO or the Auction Division Consultant no less than monthly and always based upon no more than the "30 day wholesale liquidation value." In addition, the CFO or his/her designee who does not have vault access authority will make a collateral inspection on a surprise and sample basis at least twice monthly.

Authority for valuing collateral in this program is based upon the amount of the proposed loan and is as follows:

         CEO - unlimited
         Auction Division Consultant - to $199,999 and with the Director of Numismatics to $499,999.
         Director of Numismatics - with a 50% LTV to $99,999 and with the
                  Director of Numismatics (Independent Contractor) to $199,999. Director of Numismatics (Independent Contractor) - with a 50% to
                  $49,999 and with the Director of Numismatics to $199,999.

         MARGIN CALLS
         ------------

Similar to "margin calls", on occasion, all Superior customers under this program will be required to provide additional collateral or cash payments to maintain their accounts within advance limits established at the inception of the line or loan. Evaluation for margin calls may occur whenever it is deemed necessary by senior management to protect the collateral position of the company. The borrower will have no more than five (5) business days to meet the call.

         AUDITS
         ------

Audits are to be performed on a quarterly basis by a qualified CPA firm acceptable to Superior and Stanford. The auditing firm, in conjunction with Superior and Stanford, will develop and establish the standards for the audits that will include compliance with the policies and procedures. An integral part of the audit will be to perform an independent collateral evaluation to confirm the accuracy of the monthly internal evaluations. Auditors are to maintain records satisfactory to Superior and Stanford of the due diligence performed on all appraisers utilized. In addition, a different appraiser is to be selected from the approved list by the audit firm to perform an appraisal on at least every third appraisal. Written results of the audits will be presented DIRECTLY to Superior's Audit Committee and Stanford no more than thirty days (30) after completion of the audit.

GUIDELINES:

         LOAN APPLICATIONS
         -----------------

Potential borrowers will be required to complete a loan application identifying the type of financing needed, the amount, background information of the responsible parties, addresses, phone and fax numbers, email addresses, etc. New applications will be required no less than annually from all borrowers. The purpose for this is to allow Superior personnel the opportunity to assess the borrower's qualifications in the rare coin business and determine the ability and likelihood of prompt debt repayment. Marginal borrowers may qualify, but advance rates would be less than standard and set at the discretion of the chief financial officer.

         LOAN TO VALUE
         -------------

All loans and advances on this program will be limited to a maximum loan to value (LTV) of seventy percent (70%), sixty-five percent (65%) for Auction Advances of $500,000 or more, based on the "30-day wholesale liquidation value." For purposes of these loans and advances, defined as the estimated cash price that would be paid by a rare coin dealer at wholesale level within a 30-day period.

         TYPES OF LOANS AND ADVANCES
         ---------------------------

                  AUCTION ADVANCES
                  ----------------

Auction Advances to any borrowing, entity including related or affiliated parties, are limited in amount to $1,000,000 secured by assigned collateral. Notes will be drawn "On Demand and if No Demand Due on the Auction Settlement Date" that will be no more than 45 days after the auction date. This line will be used for large inventory purchases that are specifically designated for sale at the next auction.

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

                  INVENTORY LOANS
                  ---------------

Inventory Loans are limited to an aggregate amount of $1,500,000 to Superior, including related or affiliated parties, secured by assigned collateral and/or accounts receivable when the collateral has been sold on terms. Repayment is due in 90 days or less or the collateral will be sold at the next auction date, at which time repayment will be due at the auction settlement date. One 90-day renewal will be allowed for an Inventory Loan. Inventory loans may not be "flipped" to any other form of loan or advance under this program.

                  DEALER LOANS
                  ------------

Dealer Loans to a borrower, or a related or affiliated party, will be limited to $500,000 secured by assigned collateral, except when combined with an Auction Advance the total liability may not exceed $1,000,000. These loans will have a non-renewable 180-day maturity, interest payable monthly, minimum 1% origination fee, and collateral must be held by Superior.

                  INTEREST RATES
                  --------------

The CEO AND CFO will determine interest rates on loans in this program based upon criteria including but not limited to State and Federal laws, market conditions, operating costs and borrower credit worthiness. They will also establish default rates, related costs and terms that will be imposed on all loans in default.



SUPPORTING FINANCIAL DATA:

                 FINANCIAL INFORMATION REQUIREMENTS
                 ----------------------------------

Financial statements may be required from individuals or entities that apply for a loan or line of credit. These documents lend credence to the borrowers' financial stability and capacity to pay a loan from sources other than the collateral should the collateral fail to yield sufficient funds to pay the debt in full.

Complete tax returns with all applicable schedules may be required to be obtained to assist in identifying all the borrowers' sources of income.

The CEO or CFO, when the borrower has a pre-existing satisfactory lending and/or credit relationship, may waive the financial statements and income tax requirements.

Credit reports will also be a requirement with nothing less than a favorable payment history substantiated by a 650 FICO score, or that of another recognized credit scoring organization score equivalent to but not less than the FICO score minimum. No derogatory credit history should be reflected, i.e., 30 days late, foreclosures, repossessions, collection accounts, charge-offs, tax liens, judgments or bankruptcies. When disclosed derogatory information exists the borrower may be required to provide satisfactory explanations that may mitigate their impact on a credit decision by Superior. The CEO AND CFO may modify the acceptable FICO score on a case-by-case basis, and in doing so document the credit file of the borrower involved. Other than exceptions to the established FICO score minimum, either the CEO or CFO must approve exceptions to this policy in writing.

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

At the option of lender with adequate loan authority a UCC-3 may not be ordered on loans under $100,000. Where the credit worthiness of the potential borrower is in doubt, the CEO, CFO, Auction Division Consultant, or Director of Operations may request a UCC-3 on loans in any amount.

                 CREDIT FILES
                 ------------

Credit files containing all documentation will be maintained in a locked, fireproof filing cabinet under the control of the Operations Officer. The Operation Officer may designate the person(s) authorized to control the files.


DOCUMENTS:

Prior to any loan or advance all documents connected therewith will be reviewed and approved for completeness by the appropriate operations personnel and the person or persons with sufficient lending authority (considering total liability of the borrower) to approve the credit, loan or advance. Approved loan documents will include but not be limited to the following:

         o        Note
         o        Broadform Security Agreement
         o        UCC-1
         o        UCC-3 (before and after filing the UCC-1)
         o        Assignment
         o        Guarantee
         o        Specific Pledge Agreement
         o        Checklist
         o        Appraisal
         o        Corporate Resolution to Borrow
         o        Corporate Resolution to Guarantee
         o        LLC Resolution to Borrow
         o        LLP Resolution to Borrow
         o        Evidence of good standing for Corporate borrowers
         o        Copy of the Partnership Agreement
         o        Trust Authorization to Borrow, Pledge Assets or Guarantee
         o First page, the page or pages that authorize the trust to borrow and hypothecate trust assets, and the signature page. However, California law prohibits lenders from demanding a copy of trust agreements. If the borrowing party refuses to provide these pages, a Certificate of Trust would be acceptable.

If real estate is to be pledged in support of loans or lines of credit, then the following documents will be required:

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

     Residential Real Estate:

         o        Trust Deed
         o        Preliminary Title Report
         o Final Title Policy (A Limited Coverage Policy may be acceptable in some instances)
         o        Appraisal (A Desktop or Drive-by may be acceptable)
         o        Fire Insurance Coverage
         o        Flood Certificate
         o        Flood Insurance, if applicable.
         o        Property Inspection

         Commercial Real Estate:

All items for residential real estate plus the following:

         o        EPA Questionnaire
         o        Phase I, if necessary
         o        Rent Roll (If applicable)
         o        Liability Coverage


COLLECTION OF LOANS IN DEFAULT:

The CFO is responsible for all collections of loans declared in default. Loan receivable reports will be prepared for daily review by the CEO and CFO and other officers designated by the CFO. A specific course of action to effect collection will be developed in writing and implemented by the CFO for any uncollected loan within five days of when it became due. Stanford will be notified of all delinquencies within ten (10) days by the CFO. Documentation of all collection efforts will be made a part of the borrower's credit file. The Audit Committee will be responsible for monitoring all collection efforts.


AMENDMENTS TO THE LOAN POLICY AND PROCEDURES:

Proposed amendments to the Loan Policy and Procedures will be submitted in writing by management to Stanford for written approval and then to the Audit Committee for approval and recommendation to the Board of Directors for final approval.

SCHEDULE C - N/A

SCHEDULE D - Security Interests

The Estate of John Wesley English

On August 8, 2002 the Borrower converted two temporary working capital loans totaling $2.5 million from John Wesley English ("English") into a line of credit by executing a Secured Revolving Line of Credit Agreement ("LOC"). The LOC bears interest at the prime rate plus 7% per annum and is secured by a first position lien on all substantially all assets of the Company. The LOC was due on September 9, 2002 and was extended to October 15, 2002. In November 2002, upon the death of English the LOC became asset of the Estate of John Wesley English ("English Estate"). The Borrower and the English Estate are finalizing a renegotiation of the LOC that includes the relinquishment of the first position lien to Stanford Financial Group Company on all accounts receivable including trade accounts receivable, auction receivables, auction advances and the underlying consigned inventory that has been assigned as collateral to the Borrower. The balance of the LOC at September 30, 2003 was $2.5 million.

Silvano A. DiGenova

On April 10, 2002 the Borrower converted existing debt due to Silvano A. DiGenova ("DiGenova"), the Borrower's chief executive officer and a principal stockholder into a $1,000,000 secured subordinated note (`Secured Note") bearing interest at rate of 9% per annum. The note is secured by the Borrower's accounts receivable and inventory. The Secured Note is subordinated to the English Estate and will be subordinated to the Lender. The Secured Note currently provides for quarterly principal repayments of $50,000 to commence on September 30, 2003. No principal payments have been made. The balance of the Secured Note at September 30, 2003 was $1.0 million.

SCHEDULE E - N/A

SCHEDULE F - Ownership in Other Corporations

The Borrower owns 100% of the common shares of Superior Galleries Beverly Hills, Inc."(SGBH"), a Nevada Corporation. As of July 1, 2003, SGBH was inactive and the corporation will be dissolved by December 31, 2003.

SCHEDULE G - Capital Structure and Business Locations

Capital Structure - Please see attached SEC Form 10-KSB for the year ended June 30, 2003 filed on September 17, 2003 page F-4

Business Locations including Collateral Locations:

Location of inventory, equipment, records of accounts and collateral 9478 West Olympic Blvd
Ground Floor
Beverly Hills, CA 90212

Location of a portion of the Borrower's art inventory
3444 Via Lido
Newport Beach, CA 92663

Location of a portion of the Borrower's art inventory
32001 South Pacific Coast Highway
Laguna Beach, CA 92651

SCHEDULE H - Financial Statements

Please see attached SEC Form 10-KSB for the year ended June 30, 2003 filed on September 17, 2003 pages F-1 to F-44

SCHEDULE I - Indebtedness

Please see attached SEC Form 10-KSB for the year ended June 30, 2003 filed on September 17, 2003 pages F-3, F-4, F-22 to F-25

SCHEDULE J - Title to Properties and Assets; Liens, etc.

See SCHEDULE D and please see attached SEC Form10-KSB for the year ended June 30, 2003 filed on September 17, 2003 pages F-3, F-4, and F-20 to F-25

SCHEDULE K - Patents, Trademarks, etc. - N/A

SCHEDULE L - Litigation - N/A

SCHEDULE M - Compliance with Instruments, Charter and Law

Please see attached SEC Form 10-KSB for the year ended June 30, 2003 filed on September 17, 2003 pages 35 exhibits 10.1, 10.2 and 10.3, F-3, F-4, F-22 to
F-25, F-35 to F-39

SCHEDULE N - Change of name, etc.

Please see attached SEC Form 10-KSB for the year ended June 30, 2003 filed on September 17, 2003 pages 34 exhibits 2.1, 3.1 and 3.2.

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